Exhibit 99.1

ALTRIA REPORTS 2018 THIRD-QUARTER AND NINE-MONTHS RESULTS;
TIGHTENS 2018 FULL-YEAR EARNINGS GUIDANCE;
ANNOUNCES ACTIONS TO ADDRESS UNDERAGE E-VAPOR USE

RICHMOND, Va. - October 25, 2018 - Altria Group, Inc. (Altria) (NYSE: MO) today announces its 2018 third-quarter and nine-months business results and tightens its guidance for 2018 full-year adjusted diluted earnings per share (EPS).

“Altria delivered excellent third-quarter adjusted diluted earnings per share growth of 20% and continued to return large amounts of cash to our shareholders. Our tobacco businesses are successfully executing against their strategies, while making strategic investments to drive long-term success,” said Howard Willard, Altria’s Chairman and Chief Executive Officer. “We believe our year-to-date performance positions us well to deliver on our full-year plans. As a result, we are tightening our guidance range to $3.95 to $4.03, representing a growth rate of 16.5% to 19%.”

As previously announced, a conference call with the investment community and news media will be webcast on October 25, 2018 at 9:00 a.m. Eastern Time. Access to the webcast is available at www.altria.com/webcasts and via the Altria Investor app.

Altria Headline Financials[1]

($ in millions, except per share data)	Q3 2018	Change vs. Q3 2017	Q3 YTD 2018	Change vs. Q3 YTD 2017
Net revenues	$6,837	1.6%	$19,250	(1.2)%
Revenues net of excise taxes	$5,292	3.3%	$14,841	0.4%

Reported tax rate	25.5%	(3.9) pp	25.1%	(6.1) pp
Adjusted tax rate	23.3%	(12.0) pp	23.1%	(12.4) pp

Reported diluted EPS	$1.03	6.2%	$3.02	11.0%
Adjusted diluted EPS	$1.08	20.0%	$3.04	22.6%
1 “Adjusted” financial measures presented in this release exclude the impact of special items. See “Basis of Presentation” for more information.

Cash Returns to Shareholders
Dividends:

•
In August 2018, Altria’s Board of Directors (Board) increased the regular quarterly dividend by 14.3% to $0.80 per share. Altria’s current annualized dividend rate is $3.20 per share, representing an annualized dividend yield of 5.2% as of October 19, 2018.

•	Altria paid over $1.3 billion in dividends in the third quarter.

6601 West Broad Street, Richmond VA 23230

•	Altria expects to maintain a dividend payout ratio target of approximately 80% of adjusted diluted EPS. Future dividend payments remain subject to the discretion of the Board.
Share Repurchase Program:

•	Altria repurchased 6.2 million shares in the third quarter at an average price of $59.18 per share, for a cost of approximately $367 million.

•
As of September 30, 2018, Altria had approximately $700 million remaining in the current $2 billion share repurchase program, which Altria expects to complete by the end of the second quarter of 2019. The timing of share repurchases depends upon marketplace conditions and other factors, and this program remains subject to the discretion of the Board.

FDA Activity

•
In September, the U.S. Food and Drug Administration (FDA) announced a number of additional steps to address underage use of e-vapor products. The FDA also asked several companies, including Altria, to provide plans to address underage use of e-vapor products. Altria welcomed FDA’s action and recently met with FDA Commissioner Gottlieb to discuss actions that could be taken.

•	Today, Altria announces the following actions, which are included in Altria’s response letter to the FDA posted at altria.com:

•	Nu Mark will remove from the market MarkTen Elite and Apex by MarkTen pod-based products until these products receive a market order from the FDA or the youth issue is otherwise addressed;

•
For our remaining MarkTen and Green Smoke cig-a-like products, Nu Mark will sell only tobacco, menthol and mint varieties. Nu Mark will discontinue the sale of all other flavor variants of our cig-a-like products until these products receive a market order from the FDA or the youth issue is otherwise addressed; and

•	Altria will support federal legislation to establish 21 as the minimum age to purchase any tobacco product.

Innovation

•
Approximately 80% of Nu Mark’s e-vapor volume in the third-quarter of 2018 will remain on the market after removing MarkTen Elite and Apex by MarkTen pod-based products and discontinuing the sale of flavor variants of Nu Mark’s cig-a-like products, other than tobacco, menthol and mint varieties.

•	The FDA accepted and filed for substantive scientific review USSTC’s modified risk tobacco product application for Copenhagen Snuff submitted by USSTC in the first quarter.

•	PM USA is ready to deploy its initial lead market plans for IQOS upon FDA authorization.

2018 Full-Year Guidance
Altria tightens its guidance for 2018 full-year adjusted diluted EPS to be in a range of $3.95 to $4.03, representing a growth rate of 16.5% to 19% from an adjusted diluted EPS base of $3.39 in 2017 as shown in Schedule 10. This guidance range excludes the special items for the first nine months of 2018 shown in Table 1. Altria’s 2018 guidance reflects investments in focus areas for long-term growth, including innovative product development and launches, regulatory science, brand equity, retail fixtures and future retail concepts.

Altria expects its 2018 full-year adjusted effective tax rate will be in a range of approximately 23% to 24%.

Altria’s full-year adjusted diluted EPS guidance and full-year forecast for its adjusted effective tax rate exclude the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, gain/loss on AB InBev/SABMiller plc (SABMiller) business combination, AB InBev special items, certain tax items, charges associated with tobacco and health litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as NPM Adjustment Items).

Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS and its reported effective tax rate because these items, which could be significant, may be infrequent, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, its adjusted diluted EPS guidance or its adjusted effective tax rate forecast.
The factors described in the “Forward-Looking and Cautionary Statements” section of this release represent continuing risks to Altria’s forecast.
ALTRIA GROUP, INC.

See “Basis of Presentation” for an explanation of financial measures and reporting segments discussed in this release.

Financial Performance
Third Quarter

•
Net revenues increased 1.6% to $6.8 billion, primarily due to higher net revenues in the smokeable and smokeless products segments. Revenues net of excise taxes increased 3.3% to approximately $5.3 billion.

•	Reported diluted EPS increased 6.2% to $1.03, primarily driven by lower income taxes and fewer shares outstanding, partially offset by the 2017 gain on the AB InBev/SABMiller business combination.

•	Adjusted diluted EPS increased 20% to $1.08, primarily driven by lower income taxes and fewer shares outstanding.

First Nine Months

•
Net revenues declined 1.2% to $19.3 billion, as lower net revenues in the smokeable products segment were partially offset by higher net revenues in the smokeless products segment. Revenues net of excise taxes increased 0.4% to approximately $14.8 billion.

•
Reported diluted EPS increased 11% to $3.02, primarily driven by lower income taxes, higher reported equity earnings from AB InBev (which included AB InBev special items), fewer shares outstanding and higher reported operating companies income (OCI) in the smokeless products segment. These results were partially offset by the 2017 gain on the AB InBev/SABMiller business combination, higher investment spending in the innovative tobacco products businesses and lower reported OCI in the smokeable products segment.

•
Adjusted diluted EPS increased 22.6% to $3.04, primarily driven by lower income taxes, higher adjusted equity earnings from AB InBev, fewer shares outstanding and higher adjusted OCI in the smokeless products segment, partially offset by lower adjusted OCI in the smokeable products segment and higher investment spending in the innovative tobacco products businesses.

Table 1 - Altria’s Adjusted Results

	Third Quarter			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Reported diluted EPS	$1.03	$0.97	6.2%	$3.02	$2.72	11.0%
NPM Adjustment Items	—	—		(0.06)	—
Asset impairment, exit and implementation costs	—	0.01		—	0.02
Tobacco and health litigation items	0.01	—		0.05	0.01
AB InBev special items	0.01	0.01		(0.06)	0.04
(Gain) loss on AB InBev/SABMiller business combination	—	(0.01)		0.01	(0.15)
Tax items	0.03	(0.08)		0.08	(0.16)
Adjusted diluted EPS	$1.08	$0.90	20.0%	$3.04	$2.48	22.6%
Note: For details of pre-tax, tax and after-tax amounts, see Schedules 7 and 9.

Special Items
The EPS impact of the following special items is shown in Table 1 and Schedules 7 and 9.
NPM Adjustment Items

•	For the first nine months of 2018, Altria recorded pre-tax income of $145 million (or $0.06 per share) for NPM adjustment settlements with ten states.
Tobacco & Health Litigation Items

•	For the first nine months of 2018, Altria recorded pre-tax charges of $119 million (or $0.05 per share) for tobacco and health litigation items, including related interest costs.
AB InBev Special Items

•
For the first nine months of 2018, equity earnings from AB InBev included net pre-tax income of $154 million (or $0.06 per share), consisting primarily of Altria’s share of AB InBev’s estimated effect of the Tax Cuts and Jobs Act and gains related to AB InBev’s merger and acquisition activities, partially offset by Altria’s share of AB InBev’s mark-to-market losses on AB InBev’s derivative financial instruments used to hedge certain share commitments.

•
For the first nine months of 2017, equity earnings from AB InBev included net pre-tax charges $109 million (or $0.04 per share), consisting primarily of Altria’s share of AB InBev’s mark-to-market losses on AB InBev’s derivative financial instruments used to hedge certain share commitments.

Gain/(Loss) on AB InBev/SABMiller Business Combination

•
For the first nine months of 2018, Altria recorded a pre-tax loss of $33 million (or $0.01 per share) related to AB InBev’s divestitures of certain SABMiller assets and businesses in connection with the AB InBev/SABMiller business combination.

•	For the first nine months of 2017, Altria recorded a pre-tax gain of $445 million (or $0.15 per share) related to AB InBev’s divestitures described above.
Tax Items

•
In the third quarter of 2018, Altria recorded income tax charges of $57 million (or $0.03 per share) primarily related to a tax basis adjustment to Altria’s AB InBev investment and for a valuation allowance on foreign tax credit carryforwards that are not realizable.

•
For the first nine months of 2018, Altria recorded income tax charges of $152 million (or $0.08 per share) primarily related to a tax basis adjustment to Altria’s AB InBev investment and for a valuation allowance on foreign tax credit carryforwards that are not realizable, partially offset by tax benefits related to prior audit years.

•	In the third quarter of 2017, Altria recorded income tax benefits of $155 million (or $0.08 per share) primarily related to the release of a valuation allowance on foreign tax credit carryforwards.

•
For the first nine months of 2017, Altria recorded income tax benefits of $321 million (or $0.16 per share) primarily related to the effective settlement of the 2010-2013 Internal Revenue Service audit and the valuation allowance release described above.

SMOKEABLE PRODUCTS

Revenues and OCI
Third Quarter

•	Net revenues increased 1.0%, as higher pricing was partially offset by lower shipment volume. Revenues net of excise taxes increased 2.7%.

•	Reported OCI was essentially unchanged, as higher resolution expenses, lower shipment volume and higher costs (including investments in strategic initiatives) were offset by higher pricing.

•
Adjusted OCI was essentially unchanged, as higher resolution expenses, lower shipment volume and higher costs (including investments in strategic initiatives) were offset by higher pricing. Adjusted OCI margins decreased 1.4 percentage points to 50.4%.

First Nine Months

•	Net revenues declined 2.1%, as lower shipment volume was partially offset by higher pricing and lower promotional investments. Revenues net of excise taxes declined 0.6%.

•
Reported OCI was essentially unchanged, as lower shipment volume, higher costs (including investments in strategic initiatives and higher tobacco and health litigation items) and higher resolution expenses were offset by higher pricing, higher NPM Adjustment Items and lower promotional investments.

•
Adjusted OCI declined 1.6%, primarily driven by lower shipment volume, higher costs (including investments in strategic initiatives) and higher resolution expenses, partially offset by higher pricing and lower promotional investments. Adjusted OCI margins decreased 0.5 percentage points to 50.9%.

Table 2 - Smokeable Products: Revenues and OCI ($ in millions)

	Third Quarter			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Net revenues	$6,035	$5,975	1.0%	$16,995	$17,355	(2.1)%
Excise taxes	(1,505)	(1,565)		(4,294)	(4,581)
Revenues net of excise taxes	$4,530	$4,410	2.7%	$12,701	$12,774	(0.6)%

Reported OCI	$2,277	$2,276	—%	$6,516	$6,536	(0.3)%
NPM Adjustment Items	—	3		(145)	(5)
Asset impairment, exit, implementation and acquisition-related costs	(6)	7		(3)	22
Tobacco and health litigation items	10	—		94	16
Adjusted OCI	$2,281	$2,286	(0.2)%	$6,462	$6,569	(1.6)%
Adjusted OCI margins [1]	50.4%	51.8%	(1.4) pp	50.9%	51.4%	(0.5) pp
1 Adjusted OCI margins are calculated as adjusted OCI divided by revenues net of excise taxes.

Shipment Volume
Third Quarter

•
Smokeable products segment reported domestic cigarette shipment volume declined 3.7%, primarily driven by the industry’s rate of decline and retail share losses, partially offset by trade inventory movements.

•	When adjusted for trade inventory movements, smokeable products segment domestic cigarette shipment volume decreased by an estimated 5%.

•	Total domestic cigarette industry volumes declined by an estimated 4.5%.

•	Reported cigar shipment volume increased 6.8%.
First Nine Months

•	Smokeable products segment reported domestic cigarette shipment volume declined 6.3%, primarily driven by the industry’s rate of decline, retail share losses and trade inventory movements.

•	When adjusted for trade inventory movements, smokeable products segment domestic cigarette shipment volume decreased by an estimated 5.5%.

•	Total domestic cigarette industry volumes declined by an estimated 4.5%.

•	Reported cigar shipment volume increased 4.1%.

Table 3 - Smokeable Products: Shipment Volume (sticks in millions)

	Third Quarter			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Cigarettes:
Marlboro	25,611	26,455	(3.2)%	72,793	77,307	(5.8)%
Other premium	1,473	1,567	(6.0)%	4,286	4,567	(6.2)%
Discount	2,614	2,806	(6.8)%	7,407	8,250	(10.2)%
Total cigarettes	29,698	30,828	(3.7)%	84,486	90,124	(6.3)%

Cigars:
Black & Mild	408	381	7.1%	1,197	1,146	4.5%
Other	3	4	(25.0)%	9	12	(25.0)%
Total cigars	411	385	6.8%	1,206	1,158	4.1%

Total smokeable products	30,109	31,213	(3.5)%	85,692	91,282	(6.1)%
Note: Cigarettes volume includes units sold as well as promotional units, but excludes units sold for distribution to Puerto Rico, and units sold in U.S. Territories, to overseas military and by Philip Morris Duty Free Inc., none of which, individually or in the aggregate, is material to the smokeable products segment.

Retail Share and Brand Activity
IRI refreshed its cigarette database in the first quarter of 2018, which affected previously released retail share results.
Third Quarter

•	Marlboro retail share declined 0.1 share point to 43.1%, and was unchanged from the fourth quarter of 2017.

•	Smokeable products segment total cigarette retail share declined 0.5 share points to 50.1%.

•	PM USA completed the Points West program in Texas and plans to launch Marlboro Rewards nationally in January 2019.

•	PM USA announced plans to expand its innovative reseal pack technology to Marlboro Smooth.
First Nine Months

•	Marlboro retail share declined 0.3 share points to 43.2%, driven in part by continued effects from the April 2017 California state excise tax increase.

•	Smokeable products segment total cigarette retail share declined 0.6 share points to 50.2%.

Table 4 - Smokeable Products: Cigarettes Retail Share (percent)

	Third Quarter			Nine Months Ended September 30,
	2018	2017	Percentage point change	2018	2017	Percentage point change
Cigarettes:
Marlboro	43.1%	43.2%	(0.1)	43.2%	43.5%	(0.3)
Other premium	2.6	2.7	(0.1)	2.6	2.7	(0.1)
Discount	4.4	4.7	(0.3)	4.4	4.6	(0.2)
Total cigarettes	50.1%	50.6%	(0.5)	50.2%	50.8%	(0.6)
Note: Retail share results for cigarettes are based on data from IRI/MSAi, a tracking service that uses a sample of stores and certain wholesale shipments to project market share and depict share trends. This service tracks sales in the food, drug, mass merchandisers, convenience, military, dollar store and club trade classes. For other trade classes selling cigarettes, retail share is based on shipments from wholesalers to retailers (STARS). This service is not designed to capture sales through other channels, including the internet, direct mail and some illicitly tax-advantaged outlets. It is IRI’s standard practice to periodically refresh its services, which could restate retail share results that were previously released in this service.

SMOKELESS PRODUCTS

Revenues and OCI
Third Quarter

•	Net revenues increased 6.5%, primarily driven by higher pricing. Revenues net of excise taxes increased 7.2%.

•	Reported OCI increased 6.3%, primarily driven by higher pricing, partially offset by higher costs.

•	Adjusted OCI increased 7.0%, primarily driven by higher pricing, partially offset by higher costs. Adjusted OCI margins decreased 0.1 percentage point to 69.4%.
First Nine Months

•	Net revenues increased 7.0%, primarily driven by higher pricing. Revenues net of excise taxes increased 7.4%.

•	Reported OCI increased 15.3%, primarily driven by higher pricing and lower asset impairment, exit and implementation costs.

•	Adjusted OCI increased 11.2%, primarily driven by higher pricing. Adjusted OCI margins increased 2.4 percentage points to 69.4%.

Table 5 - Smokeless Products: Revenues and OCI ($ in millions)

	Third Quarter			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Net revenues	$586	$550	6.5%	$1,690	$1,580	7.0%
Excise taxes	(34)	(35)		(100)	(99)
Revenues net of excise taxes	$552	$515	7.2%	$1,590	$1,481	7.4%

Reported OCI	$370	$348	6.3%	$1,085	$941	15.3%
Asset impairment, exit and implementation costs	3	10		9	52
Tobacco and health litigation items	10	—		10	—
Adjusted OCI	$383	$358	7.0%	$1,104	$993	11.2%
Adjusted OCI margins [1]	69.4%	69.5%	(0.1) pp	69.4%	67.0%	2.4 pp
1 Adjusted OCI margins are calculated as adjusted OCI divided by revenues net of excise taxes.

Shipment Volume
Third Quarter

•	Smokeless products segment reported domestic shipment volume increased 0.4%.
First Nine Months

•	Smokeless products segment reported domestic shipment volume declined 0.7%, primarily driven by the industry’s rate of decline.

•	Total smokeless industry volume declined by an estimated 1% over the past six months.

Table 6 - Smokeless Products: Shipment Volume (cans and packs in millions)

	Third Quarter			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Copenhagen	135.7	134.1	1.2%	398.2	396.1	0.5%
Skoal	59.7	61.6	(3.1)%	174.5	183.0	(4.6)%
Copenhagen and Skoal	195.4	195.7	(0.2)%	572.7	579.1	(1.1)%
Other	18.0	16.9	6.5%	52.1	50.3	3.6%
Total smokeless products	213.4	212.6	0.4%	624.8	629.4	(0.7)%
Note: Volume includes cans and packs sold, as well as promotional units, but excludes international volume, which is not material to the smokeless products segment. New types of smokeless products, as well as new packaging configurations of existing smokeless products, may or may not be equivalent to existing moist smokeless tobacco (MST) products on a can-for-can basis. To calculate volumes of cans and packs shipped, one pack of snus, irrespective of the number of pouches in the pack, is assumed to be equivalent to one can of MST.

Retail Share and Brand Activity
IRI refreshed its smokeless products database in the first quarter of 2018, which affected previously released retail share results.
Third Quarter

•	Copenhagen and Skoal combined retail share was unchanged at 50.7%.

•	Smokeless products segment total retail share grew 0.1 share point to 54.1%.

•	USSTC announced plans to expand Copenhagen Smooth Wintergreen to 22 states.
First Nine Months

•	Copenhagen and Skoal combined retail share declined 0.2 share points to 50.6%.

•	Smokeless products segment total retail share was unchanged at 54.0%.

Table 7 - Smokeless Products: Retail Share (percent)

	Third Quarter			Nine Months Ended September 30,
	2018	2017	Percentage point change	2018	2017	Percentage point change
Copenhagen	34.4%	34.1%	0.3	34.3%	33.9%	0.4
Skoal	16.3	16.6	(0.3)	16.3	16.9	(0.6)
Copenhagen and Skoal	50.7	50.7	—	50.6	50.8	(0.2)
Other	3.4	3.3	0.1	3.4	3.2	0.2
Total smokeless products	54.1%	54.0%	0.1	54.0%	54.0%	—
Note: Retail share results for smokeless products are based on data from IRI InfoScan, a tracking service that uses a sample of stores to project market share and depict share trends. This service tracks sales in the food, drug, mass merchandisers, convenience, military, dollar store and club trade classes on the number of cans and packs sold. Smokeless products is defined by IRI as moist smokeless and spit-free tobacco products. New types of smokeless products, as well as new packaging configurations of existing smokeless products, may or may not be equivalent to existing MST products on a can-for-can basis. For example, one pack of snus, irrespective of the number of pouches in the pack, is assumed to be equivalent to one can of MST. Because this service represents retail share performance only in key trade channels, it should not be considered a precise measurement of actual retail share. It is IRI’s standard practice to periodically refresh its InfoScan services, which could restate retail share results that were previously released in this service.

WINE

Revenues, OCI and Shipment Volume
Third Quarter

•	Net revenues were unchanged, as favorable premium mix and higher pricing were offset by lower shipment volume.

•	Reported and adjusted OCI decreased $7 million, primarily driven by higher costs and lower shipment volume, partially offset by favorable premium mix.

•	Reported wine shipment volume declined 3.5% to approximately 2.2 million cases.
First Nine Months

•	Net revenues increased 3.8%, primarily driven by higher shipment volume and favorable premium mix.

•	Reported and adjusted OCI decreased $9 million, primarily driven by higher costs, including one-time employee bonuses, partially offset by favorable premium mix and higher shipment volume.

•	Reported wine shipment volume grew 2.4% to approximately 5.9 million cases.

Table 8 - Wine: Revenues and OCI ($ in millions)

	Third Quarter			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Net revenues	$181	$181	—%	$489	$471	3.8%
Excise taxes	(6)	(6)		(15)	(15)
Revenues net of excise taxes	$175	$175	—%	$474	$456	3.9%

Reported and Adjusted OCI	$29	$36	(19.4)%	$73	$82	(11.0)%
OCI margins [1]	16.6%	20.6%	(4.0) pp	15.4%	18.0%	(2.6) pp
1 OCI margins are calculated as OCI divided by revenues net of excise taxes.

Altria's Profile
Altria’s wholly-owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Nu Mark LLC (Nu Mark), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria holds an equity investment in Anheuser-Busch InBev SA/NV (AB InBev).
The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal®, VERVE®, MarkTen® and Green Smoke®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, Torres® and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission.
More information about Altria is available at altria.com and on the Altria Investor app, or follow us on Twitter, Facebook and LinkedIn.

Basis of Presentation
Altria reports its financial results in accordance with GAAP. Altria’s management reviews OCI, which is defined as operating income before general corporate expenses and amortization of intangibles, to evaluate the performance of, and allocate resources to, the segments. Altria’s management also reviews OCI, OCI margins and diluted EPS on an adjusted basis, which excludes certain income and expense items, including those items noted under “2018 Full-Year Guidance.” Altria’s management does not view any of these special items to be part of Altria’s underlying results as they may be highly variable, may be infrequent, are difficult to predict and can distort underlying business trends and results. Altria’s management also reviews income tax rates on an adjusted basis. Altria’s adjusted effective tax rate may exclude certain tax items from its reported effective tax rate. Altria’s management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Reconciliations of historical adjusted financial measures to corresponding GAAP measures are provided in this release.
Altria uses the equity method of accounting for its investment in AB InBev and reports its share of AB InBev’s results using a one-quarter lag because AB InBev’s results are not available in time to record them in the concurrent period. The one-quarter reporting lag does not affect Altria’s cash flows.
Altria’s reportable segments are smokeable products, including combustible cigarettes and cigars manufactured and sold by PM USA, Middleton and Nat Sherman; smokeless products, including moist smokeless tobacco and snus products manufactured and sold by USSTC; and wine, produced and/or distributed by Ste. Michelle. Results for innovative tobacco products (including Nu Mark’s e-vapor products, VERVE and IQOS) and PMCC are included in “All Other.”
Comparisons are to the corresponding prior-year period unless otherwise stated.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.
Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the period ended June 30, 2018. These factors include the following: significant competition; changes in adult consumer preferences and demand for Altria’s operating companies’ products; fluctuations in raw material availability, quality and price; reliance on key facilities and suppliers; reliance on critical information systems, many of which are managed by third-party service providers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; federal, state and local legislative activity, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.
Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult tobacco consumers (including, where appropriate, through arrangements with, and investments in, third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases.
Altria and its tobacco businesses are also subject to federal, state and local government regulation, including by the FDA. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.
In addition, the factors related to Altria’s investment in AB InBev include the following: the risk that Altria’s equity securities in AB InBev are subject to restrictions on transfer until October 10, 2021; the risk that Altria’s reported earnings from and carrying value of its equity investment in AB InBev and the dividends paid by AB InBev on shares owned by Altria may be adversely affected by unfavorable foreign currency exchange rates and other factors, including the risks encountered by AB InBev in its business; the risk that the tax treatment of Altria’s transaction consideration from the AB InBev/SABMiller business combination and the accounting treatment of its equity investment are not guaranteed; and the risk that the tax treatment of Altria’s investment in AB InBev may not be as favorable as Altria anticipates.
Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

Altria Client Services         Altria Client Services
Investor Relations         Media Relations
804-484-8222             804-484-8897

Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Consolidated Statements of Earnings
For the Quarters Ended September 30,
(dollars in millions, except per share data)
(Unaudited)

	2018	2017	% Change

Net revenues	$6,837	$6,729	1.6%
Cost of sales [1]	2,037	1,952
Excise taxes on products [1]	1,545	1,606
Gross profit	3,255	3,171	2.6%
Marketing, administration and research costs	619	513
Asset impairment and exit costs	(2)	8
Operating companies income	2,638	2,650	(0.5)%
Amortization of intangibles	20	5
General corporate expenses	61	56
Operating income	2,557	2,589	(1.2)%
Interest and other debt expense, net	159	169
Net periodic benefit income, excluding service cost	(21)	(18)
Earnings from equity investment in AB InBev	(189)	(169)
Gain on AB InBev/SABMiller business combination	—	(37)
Earnings before income taxes	2,608	2,644	(1.4)%
Provision for income taxes	664	777
Net earnings	1,944	1,867	4.1%
Net earnings attributable to noncontrolling interests	(1)	(1)
Net earnings attributable to Altria	$1,943	$1,866	4.1%

Per share data:
Basic and diluted earnings per share attributable to Altria	$1.03	$0.97	6.2%

Weighted-average diluted shares outstanding	1,883	1,915	(1.7)%

[1]  Cost of sales includes charges for resolution expenses related to state settlement agreements and FDA user fees. Supplemental information concerning those items and excise taxes on products sold is shown in Schedule 5.

    Note:  As a result of the January 1, 2018 adoption of Accounting Standards Update (“ASU”) No. 2017-07, Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (“ASU No. 2017-07”), certain immaterial prior-year amounts have been reclassified to conform with the current period’s presentation.

					Schedule 2
ALTRIA GROUP, INC.
and Subsidiaries
Selected Financial Data
For the Quarters Ended September 30,
(dollars in millions)
(Unaudited)

	Net Revenues
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2018	$6,035	$586	$181	$35	$6,837
2017	5,975	550	181	23	6,729
% Change	1.0%	6.5%	—%	52.2%	1.6%

Reconciliation:
For the quarter ended September 30, 2017	$5,975	$550	$181	$23	$6,729
Operations	60	36	—	12	108
For the quarter ended September 30, 2018	$6,035	$586	$181	$35	$6,837

	Operating Companies Income (Loss)
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2018	$2,277	$370	$29	$(38)	$2,638
2017	2,276	348	36	(10)	2,650
% Change	—%	6.3%	(19.4)%	(100.0)%+	(0.5)%

Reconciliation:
For the quarter ended September 30, 2017	$2,276	$348	$36	$(10)	$2,650

NPM Adjustment Items - 2017	3	—	—	—	3
Asset impairment, exit, implementation and acquisition-related costs - 2017	7	10	—	—	17
	10	10	—	—	20

Asset impairment, exit and implementation costs - 2018	6	(3)	—	—	3
Tobacco and health litigation items - 2018	(10)	(10)	—	—	(20)
	(4)	(13)	—	—	(17)
Operations	(5)	25	(7)	(28)	(15)
For the quarter ended September 30, 2018	$2,277	$370	$29	$(38)	$2,638

Note:  As a result of the January 1, 2018 adoption of ASU No. 2017-07, certain immaterial prior-year operating companies income (loss) amounts have been reclassified to conform with the current period’s presentation.

			Schedule 3
ALTRIA GROUP, INC.
and Subsidiaries
Consolidated Statements of Earnings
For the Nine Months Ended September 30,
(dollars in millions, except per share data)
(Unaudited)

	2018	2017	% Change

Net revenues	$19,250	$19,475	(1.2)%
Cost of sales [1]	5,509	5,719
Excise taxes on products [1]	4,409	4,695
Gross profit	9,332	9,061	3.0%
Marketing, administration and research costs	1,777	1,509
Asset impairment and exit costs	2	24
Operating companies income	7,553	7,528	0.3%
Amortization of intangibles	30	15
General corporate expenses	152	157
Operating income	7,371	7,356	0.2%
Interest and other debt expense, net	503	525
Net periodic benefit income, excluding service cost	(37)	(37)
Earnings from equity investment in AB InBev	(759)	(332)
Loss (gain) on AB InBev/SABMiller business combination	33	(445)
Earnings before income taxes	7,631	7,645	(0.2)%
Provision for income taxes	1,915	2,386
Net earnings	5,716	5,259	8.7%
Net earnings attributable to noncontrolling interests	(3)	(3)
Net earnings attributable to Altria	$5,713	$5,256	8.7%

Per share data:
Basic and diluted earnings per share attributable to Altria	$3.02	$2.72	11.0%

Weighted-average diluted shares outstanding	1,891	1,927	(1.9)%

[1]  Cost of sales includes charges for resolution expenses related to state settlement agreements and FDA user fees. Supplemental information concerning those items and excise taxes on products sold is shown in Schedule 5.

Note: As a result of the January 1, 2018 adoption of ASU No. 2017-07, certain immaterial prior-year amounts have been reclassified to conform with the current period’s presentation.

					Schedule 4
ALTRIA GROUP, INC.
and Subsidiaries
Selected Financial Data
For the Nine Months Ended September 30,
(dollars in millions)
(Unaudited)

	Net Revenues
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2018	$16,995	$1,690	$489	$76	$19,250
2017	17,355	1,580	471	69	19,475
% Change	(2.1)%	7.0%	3.8%	10.1%	(1.2)%

Reconciliation:
For the nine months ended September 30, 2017	$17,355	$1,580	$471	$69	$19,475
Operations	(360)	110	18	7	(225)
For the nine months ended September 30, 2018	$16,995	$1,690	$489	$76	$19,250

	Operating Companies Income (Loss)
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2018	$6,516	$1,085	$73	$(121)	$7,553
2017	6,536	941	82	(31)	7,528
% Change	(0.3)%	15.3%	(11.0)%	(100.0)%+	0.3%

Reconciliation:
For the nine months ended September 30, 2017	$6,536	$941	$82	$(31)	$7,528

NPM Adjustment Items - 2017	(5)	—	—	—	(5)
Asset impairment, exit, implementation and acquisition-related costs - 2017	22	52	—	—	74
Tobacco and health litigation items - 2017	16	—	—	—	16
	33	52	—	—	85

NPM Adjustment Items - 2018	145	—	—	—	145
Asset impairment, exit and implementation costs - 2018	3	(9)	—	—	(6)
Tobacco and health litigation items - 2018	(94)	(10)	—	—	(104)
	54	(19)	—	—	35
Operations	(107)	111	(9)	(90)	(95)
For the nine months ended September 30, 2018	$6,516	$1,085	$73	$(121)	$7,553

Note: As a result of the January 1, 2018 adoption of ASU No. 2017-07, certain immaterial prior-year operating companies income (loss) amounts have been reclassified to conform with the current period’s presentation.

			Schedule 5
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Financial Data
(dollars in millions)
(Unaudited)

	For the Quarters Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
The segment detail of excise taxes on products sold is as follows:

Smokeable products	$1,505	$1,565	$4,294	$4,581
Smokeless products	34	35	100	99
Wine	6	6	15	15
	$1,545	$1,606	$4,409	$4,695

The segment detail of charges for resolution expenses related to state settlement agreements included in cost of sales is as follows:

Smokeable products	$1,221	$1,152	$3,199	$3,416
Smokeless products	3	2	7	6
	$1,224	$1,154	$3,206	$3,422

The segment detail of FDA user fees included in cost of sales is as follows:

Smokeable products	$71	$70	$212	$206
Smokeless products	1	1	3	3
	$72	$71	$215	$209

		Schedule 6
ALTRIA GROUP, INC.
and Subsidiaries
Net Earnings and Diluted Earnings Per Share - Attributable to Altria Group, Inc.
For the Quarters Ended September 30,
(dollars in millions, except per share data)
(Unaudited)

	Net Earnings	Diluted EPS
2018 Net Earnings	$1,943	$1.03
2017 Net Earnings	$1,866	$0.97
% Change	4.1%	6.2%

Reconciliation:
2017 Net Earnings	$1,866	$0.97

2017 NPM Adjustment Items	3	—
2017 AB InBev special items	22	0.01
2017 Asset impairment, exit, implementation and acquisition-related costs	11	0.01
2017 Gain on AB InBev/SABMiller business combination	(24)	(0.01)
2017 Tax items	(155)	(0.08)
Subtotal 2017 special items	(143)	(0.07)

2018 AB InBev special items	(27)	(0.01)
2018 Asset impairment, exit and implementation costs	2	—
2018 Tobacco and health litigation items	(16)	(0.01)
2018 Tax items	(57)	(0.03)
Subtotal 2018 special items	(98)	(0.05)

Fewer shares outstanding	—	0.02
Change in tax rate	319	0.16
Operations	(1)	—
2018 Net Earnings	$1,943	$1.03

				Schedule 7
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Quarters Ended September 30,
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2018 Reported	$2,608	$664	$1,944	$1,943	$1.03
AB InBev special items	35	8	27	27	0.01
Asset impairment, exit and implementation costs	(3)	(1)	(2)	(2)	—
Tobacco and health litigation items	21	5	16	16	0.01
Tax items	—	(57)	57	57	0.03
2018 Adjusted for Special Items	$2,661	$619	$2,042	$2,041	$1.08

2017 Reported	$2,644	$777	$1,867	$1,866	$0.97
NPM Adjustment Items	5	2	3	3	—
AB InBev special items	34	12	22	22	0.01
Asset impairment, exit, implementation and acquisition-related costs	17	6	11	11	0.01
Gain on AB InBev/SABMiller business combination	(37)	(13)	(24)	(24)	(0.01)
Tax items	—	155	(155)	(155)	(0.08)
2017 Adjusted for Special Items	$2,663	$939	$1,724	$1,723	$0.90

2018 Reported Net Earnings				$1,943	$1.03
2017 Reported Net Earnings				$1,866	$0.97
% Change				4.1%	6.2%

2018 Net Earnings Adjusted for Special Items				$2,041	$1.08
2017 Net Earnings Adjusted for Special Items				$1,723	$0.90
% Change				18.5%	20.0%

		Schedule 8
ALTRIA GROUP, INC.
and Subsidiaries
Net Earnings and Diluted Earnings Per Share - Attributable to Altria Group, Inc.
For the Nine Months Ended September 30,
(dollars in millions, except per share data)
(Unaudited)

	Net Earnings	Diluted EPS
2018 Net Earnings	$5,713	$3.02
2017 Net Earnings	$5,256	$2.72
% Change	8.7%	11.0%

Reconciliation:
2017 Net Earnings	$5,256	$2.72

2017 NPM Adjustment Items	2	—
2017 Tobacco and health litigation items	12	0.01
2017 AB InBev special items	71	0.04
2017 Asset impairment, exit, implementation and acquisition-related costs	47	0.02
2017 Gain on AB InBev/SABMiller business combination	(289)	(0.15)
2017 Tax items	(321)	(0.16)
Subtotal 2017 special items	(478)	(0.24)

2018 NPM Adjustment Items	109	0.06
2018 Tobacco and health litigation items	(89)	(0.05)
2018 AB InBev special items	122	0.06
2018 Asset impairment, exit and implementation costs	(5)	—
2018 Loss on AB InBev/SABMiller business combination	(26)	(0.01)
2018 Tax items	(152)	(0.08)
Subtotal 2018 special items	(41)	(0.02)

Fewer shares outstanding	—	0.06
Change in tax rate	923	0.47
Operations	53	0.03
2018 Net Earnings	$5,713	$3.02

				Schedule 9
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Nine Months Ended September 30,
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2018 Reported	$7,631	$1,915	$5,716	$5,713	$3.02
NPM Adjustment Items	(145)	(36)	(109)	(109)	(0.06)
Tobacco and health litigation items	119	30	89	89	0.05
AB InBev special items	(154)	(32)	(122)	(122)	(0.06)
Asset impairment, exit and implementation costs	6	1	5	5	—
Loss on AB InBev/SABMiller business combination	33	7	26	26	0.01
Tax items	—	(152)	152	152	0.08
2018 Adjusted for Special Items	$7,490	$1,733	$5,757	$5,754	$3.04

2017 Reported	$7,645	$2,386	$5,259	$5,256	$2.72
NPM Adjustment Items	4	2	2	2	—
Tobacco and health litigation items	18	6	12	12	0.01
AB InBev special items	109	38	71	71	0.04
Asset impairment, exit, implementation and acquisition-related costs	77	30	47	47	0.02
Gain on AB InBev/SABMiller business combination	(445)	(156)	(289)	(289)	(0.15)
Tax items	—	321	(321)	(321)	(0.16)
2017 Adjusted for Special Items	$7,408	$2,627	$4,781	$4,778	$2.48

2018 Reported Net Earnings				$5,713	$3.02
2017 Reported Net Earnings				$5,256	$2.72
% Change				8.7%	11.0%

2018 Net Earnings Adjusted for Special Items				$5,754	$3.04
2017 Net Earnings Adjusted for Special Items				$4,778	$2.48
% Change				20.4%	22.6%

				Schedule 10
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Year Ended December 31, 2017
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	(Benefit) Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2017 Reported	$9,828	$(399)	$10,227	$10,222	$5.31
NPM Adjustment Items	4	2	2	2	—
Tobacco and health litigation items	80	30	50	50	0.03
AB InBev special items	160	55	105	105	0.05
Asset impairment, exit, implementation and acquisition-related costs	89	34	55	55	0.03
Gain on AB InBev/SABMiller business combination	(445)	(156)	(289)	(289)	(0.15)
Settlement charge for lump sum pension payments	81	32	49	49	0.03
Tax items	—	3,674	(3,674)	(3,674)	(1.91)
2017 Adjusted for Special Items	$9,797	$3,272	$6,525	$6,520	$3.39

		Schedule 11
ALTRIA GROUP, INC.
and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in millions)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$2,393	$1,253
Inventories	2,077	2,225
Other current assets	695	866
Property, plant and equipment, net	1,891	1,914
Goodwill and other intangible assets, net	17,692	17,707
Investment in AB InBev	17,825	17,952
Finance assets, net	848	899
Other long-term assets	532	386
Total assets	$43,953	$43,202

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$2,007	$864
Accrued settlement charges	3,230	2,442
Other current liabilities	3,409	3,486
Long-term debt	11,896	13,030
Deferred income taxes	5,427	5,247
Accrued postretirement health care costs	1,983	1,987
Accrued pension costs	260	445
Other long-term liabilities	207	283
Total liabilities	28,419	27,784
Redeemable noncontrolling interest	38	38
Total stockholders’ equity	15,496	15,380
Total liabilities and stockholders’ equity	$43,953	$43,202

Total debt	$13,903	$13,894

Schedule 12
ALTRIA GROUP, INC.
and Subsidiaries
Ratio of Debt to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
For the Twelve Months Ended September 30, 2018
(dollars in millions)
(Unaudited)

Twelve Months Ended September 30, 2018 [3]
Consolidated Net Earnings	$10,684
Equity earnings and noncontrolling interests, net	(965)
Loss on AB InBev/SABMiller business combination	33
Dividends from less than 50% owned affiliates	849
Benefit for income taxes	(870)
Depreciation and amortization	232
Asset impairment and exit costs	11
Interest and other debt expense, net	683
Consolidated EBITDA [1]	$10,657

Current portion of long-term debt	$2,007
Long-term debt	11,896
Debt [2]	$13,903

Debt / Consolidated EBITDA	1.3

[1] Reflects the term “Consolidated EBITDA” as defined in Altria’s senior unsecured revolving credit agreement.
[2] Reflects total debt as presented on Altria’s Condensed Consolidated Balance Sheet at September 30, 2018. See Schedule 11.
[3] Twelve months ended September 30, 2018 data is calculated by adding the relevant nine months 2018 and full-year 2017 financial data, then subtracting the corresponding nine months 2017 results.